EXHIBIT 10.67

                              V-ONE CORPORATION
                      2001 EMPLOYEE STOCK PURCHASE PLAN

1. PURPOSE. The purpose of the Plan is to provide employees of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2.    DEFINITIONS.

       (a)  "Board" shall mean the Board of Directors of the Company.

       (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.

       (c) "Common Stock" shall mean the common stock, par value $.001 per share, of the Company.

       (d)  "Company" shall mean V-ONE Corporation, a Delaware corporation.

       (e) "Compensation" shall mean the base compensation paid by the Company in accordance with the terms of employment, including overtime, commissions and any elective deferrals that are excluded from an Employee's compensation under Sections 125 and 401(k) of the Code, but excluding bonus or other incentive payments, expense allowances and reimbursements and any other cash or non-cash fringe benefits, whether taxable or nontaxable.

       (f) "Employee" shall mean any individual who is reported by the Company as an employee subject to payroll tax withholding and whose customary employment with the Company is at least twenty (20) hours per week. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave. In the event that the Company, a court or administrative agency later determines that an individual who is not reported on the payroll records of the Company as an employee subject to payroll tax withholding should be reclassified as an employee subject to payroll tax withholding, such individual shall not be eligible to participate in the Plan as of any date prior to the date of such determination.

       (g)  "Enrollment  Date"  shall  mean  the  first  day of  each  Offering
Period.


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       (h)  "Exercise Date" shall mean the last day of each Offering Period.

       (i) "Fair Market Value" shall mean, as of any date, the value of Common Stock determined as follows:

            (1) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the NASDAQ National Market or The NASDAQ SmallCap Market of The NASDAQ Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (2) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable, or;

            (3) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

       (j) "Offering Period" shall mean a period of approximately three (3) months during which an option granted pursuant to the Plan may be exercised, commencing on the first Trading Day on or after January 1 and terminating on the last Trading Day in the period ending the following March 31, commencing on the first Trading Day on or after April 1 and terminating on the last Trading Day in the period ending the following June 30, commencing on the first Trading Day on or after July 1 and terminating on the last Trading Day in the period ending the following September 30, and commencing on the first Trading Day on or after October 1 and terminating on the last Trading Day in the period ending the following December 31; PROVIDED, HOWEVER, that the first Offering Period under the Plan shall commence with the first Trading Day on or after July 1, 2001 and ending on the last Trading Day on or before September 30, 2001. The duration of Offering Periods may be changed pursuant to Section 4 of this Plan.

       (k) "Participant" shall mean any Employee who is eligible to participate in the Plan pursuant to Section 3 and has elected to participate in the Plan pursuant to Section 5 or who has any outstanding stock or cash balance in his or her account under the Plan.

       (l) "Plan" shall mean this Employee Stock Purchase Plan, as it may be amended from time to time.

       (m) "Purchase Price" shall mean an amount determined in the discretion of the Board, but shall not in any event be less than 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; PROVIDED, HOWEVER, that the Purchase Price may be adjusted by the Board pursuant to Section 19.


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       (n) "Reserves" shall mean the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

       (o) "Subsidiary" shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

       (p) "Trading Day" shall mean a day on which national stock exchanges and the NASDAQ System are open for trading.

3.    ELIGIBILITY.

      3.1 Any Employee who shall be employed by the Company on a given Enrollment Date shall be eligible to participate in the Plan.

      3.2 Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that, immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary.

4. OFFERING PERIODS. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day on or after January 1, April 1, July 1, and October 1 each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof; PROVIDED, HOWEVER, that the first Offering Period under the Plan shall commence with the first Trading Day on or after July 1, 2001 and end on the last Trading Day on or before September 30, 2001. The Board shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

5.    PARTICIPATION.

      5.1 An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in a form provided by the Company in substantially the form of subscription agreement attached as Exhibit A to this Plan and filing it with the Company's payroll office within a period of time prior to the applicable Enrollment Date, as designated by the Company in its discretion.

      5.2 Subject to Section 6.3, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10.


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6.    PAYROLL DEDUCTIONS.

      6.1 Subject to the limitations of Section 7, at the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each payday during the Offering Period in an amount not exceeding ten percent (10%) of the Participant's Compensation received on each payday during the Offering Period.

      6.2 All payroll deductions made for a Participant shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. A Participant may not make any additional payments into such account. No interest shall accrue on the payroll deductions of a Participant in the Plan.

      6.3 Notwithstanding  the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 7 of the Plan, a Participant's payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10.

      6.4 At the time the option is exercised, in whole or in part, or at the time some or all of the Company's Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company's federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant's Compensation or other pay the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

7. GRANT OF OPTION. On the Enrollment Date of each Offering Period, each eligible Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company's Common Stock determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price; PROVIDED, HOWEVER, that (i) no Employee shall be permitted to purchase during any Offering Period more than 6,250 shares of Common Stock (subject to any adjustment pursuant to Section 18);
(ii) no Employee shall be granted an option permitting his or her rights to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of the Common Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time; and (iii) that any purchase of Common Stock under the Plan shall be subject to the limitations set forth in Section 3.2. Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn from participation in the Plan pursuant to Section 10. The Option shall expire on the last day of the Offering Period.


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8.    EXERCISE  OF OPTION.  Unless  a  Participant  withdraws  from  the Plan as provided in Section 10, his or her option for the purchase of shares shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to such option shall be purchased for that Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in
Section 10. Any other monies left over in a Participant's account after the Exercise Date shall be returned to the Participant. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by him or her.

9. DELIVERY. As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each Participant, as appropriate, the shares purchased upon exercise of his or her option. Shares to be delivered to a Participant under the Plan shall be registered in the name of the Participant or in the name of the Participant and his or her spouse. The Company may permit or require that shares be deposited directly with a broker designated by the Company or to a designated agent of the Company, and the Company may utilize electronic or automated methods of share transfer. The Company may require that shares be retained with such broker or agent for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares. No Participant shall have any voting, dividend, or other stockholder rights with respect to shares subject to any option granted under the Plan until the shares subject to the option have been purchased and delivered to the Participant as provided in this Section 9.

10.   WITHDRAWAL.

      10.1 A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at any time on or before fifteen (15) days prior to the Exercise Date of the applicable Offering Period by giving written notice to the Company in a form provided by the Company and substantially in the form of notice attached as Exhibit B to this Plan. All of the Participant's payroll deductions credited to his or her account shall be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal and such Participant's option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Company a new subscription agreement.

      10.2 A Participant's withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

11. TERMINATION OF EMPLOYMENT OR LOSS OF ELIGIBILITY. If a Participant terminates employment with the Company for any reason or ceases to be an eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's

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account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14, and such Participant's
option  shall  be  automatically   terminated.   Notwithstanding  the  preceding
sentence, a Participant who receives payment in lieu of notice of termination of
employment   shall  be  treated  as   continuing  to  be  an  Employee  for  the
Participant's customary number of hours per week of employment during the period in which the Participant is subject to such payment in lieu of notice.

12. STOCK. Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of shares of the Company's Common Stock which shall be made available for sale under the Plan shall be 2,500,000 shares. If, on a given Exercise Date, the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Company shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

13. ADMINISTRATION. The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full power, discretion and authority (i) to promulgate any rules and regulations which it deems necessary for the proper administration of the Plan,
(ii) to interpret the provisions and supervise the  administration  of the Plan,
(iii) to make factual determinations relevant to Plan entitlements, (iv) to take all action in connection with administration of the Plan as it deems necessary or advisable and (v) to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties. Any provision of this Plan requiring action by the Company or the use of discretion over the administration of the Plan by the Company shall be deemed to refer to the Board or its committee. Further, any reference in this Plan to the Board shall, unless the context clearly requires otherwise, be deemed to refer to the committee if one is established by the Board under this Section 13 to administer the Plan.

14.   DESIGNATION OF BENEFICIARY.

      14.1 A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Participant of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death prior to exercise of the option. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

      14.2 Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of

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the Company),  the Company,  in its  discretion,  may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. TRANSFERABILITY. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.

16. USE OF FUNDS. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

17. REPORTS. Individual accounts shall be maintained for each Participant in the Plan. Statements of account shall be given to participating Employees at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE.

      18.1 CHANGES IN CAPITALIZATION. If after the grant of an option, but prior to the purchase of Common Stock under the option, there is any increase or decrease in the number of outstanding shares of Common Stock because of a stock split, stock dividend, combination or recapitalization of shares subject to options or any other similar change in the Company's capitalization, the number of shares to be purchased pursuant to an option, the price per share of Common Stock covered by an option and the maximum number of shares specified in Section 12 may be appropriately adjusted by the Board, and the Board shall take any further actions which, in the exercise of its discretion, may be necessary or appropriate under the circumstances. The Board's determinations under this
Section 18 shall be conclusive and binding on all parties.

      18.2 DISSOLUTION OR LIQUIDATION. In the event of stockholder approval of a liquidation or dissolution of the Company, the current Offering Period will terminate immediately, unless otherwise provided by the Board in its sole discretion, and all outstanding options shall automatically terminate and the amounts of all payroll deductions will be refunded without interest to the Participants.

      18.3 MERGER OR ASSET SALE. In the event of a sale of all or substantially all of the assets of the Company or the merger or consolidation of the Company with or into another corporation, then, in the sole discretion of the Board, (1) each option shall be assumed or an equivalent option shall be substituted by the successor corporation or parent or subsidiary of such successor corporation, (2) a date established by the Board on or before the date of consummation of such merger, consolidation or sale shall be treated as a Exercise Date, and all outstanding options shall be exercised on such date, or (3) all outstanding

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options shall terminate and the accumulated  payroll deductions will be refunded without interest to the Participants.

19.   AMENDMENT OR TERMINATION.

      19.1 The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Section 18 and Section 19, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant. To the extent necessary to comply with Section 423 of the Code (or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment or termination of the Plan in such a manner and to such a degree as required.

      19.2 Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Board shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U. S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Board determines in its sole discretion advisable which are consistent with the Plan.

      19.3 In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

            (1) altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;

            (2) shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

            (3)    allocating shares.

Such modifications or amendments shall not require  stockholder  approval or the
consent  of  any  Plan   Participants.


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20.   NOTICES.  All  notices or  other communications  by a  Participant  to the
Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21.   CONDITIONS UPON ISSUANCE OF SHARES.

      21.1 Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto complies with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

      21.2 As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

22. TERM OF PLAN. The Plan shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by the stockholders of the Company. It shall continue in effect for a term of five (5) years unless sooner terminated under Section 19.